Exhibit 4.1(b)

ATLAS PIPELINE PARTNERS, L.P.

ATLAS PIPELINE FINANCE CORPORATION

and

the Subsidiary Guarantors named herein

_______________________________________

8-1/8% SENIOR NOTES DUE 2015

______________________________________________

________________________

SUPPLEMENTAL INDENTURE

DATED AS OF MAY 12, 2006

__________________________

WACHOVIA BANK, NATIONAL ASSOCIATION,

Trustee

__________________________

          This SUPPLEMENTAL INDENTURE, dated as of May 12, 2006 is among Atlas Pipeline Partners, L.P., a Delaware limited partnership (the “Company”), Atlas Pipeline Finance Corporation, a Delaware corporation (“Finance Co” and, together with the Company, the “Issuers”), each of the parties identified under the caption “Subsidiary Guarantors” on the signature page hereto (the “Subsidiary Guarantors”) and Wachovia Bank, National Association, a national banking association, as Trustee.

RECITALS

          WHEREAS, the Issuers, the initial Subsidiary Guarantors and the Trustee entered into an Indenture, dated as of December 20, 2005 (the “Indenture”), pursuant to which the Issuers have issued $250,000,000 in principal amount of 8-1/8% Senior Notes due 2015 (the “Notes”);

          WHEREAS, Section 9.01(d) of the Indenture provides that the Issuers, the Subsidiary Guarantors and the Trustee may amend or supplement the Indenture in order to add Subsidiary Guarantors pursuant to Section 4.13 thereof, without the consent of the Holders of the Notes; and

          WHEREAS, all acts and things prescribed by the Indenture, by law and by the Certificate of Incorporation and the Bylaws (or comparable constituent documents) of the Issuers, of the Subsidiary Guarantors and of the Trustee necessary to make this Supplemental Indenture a valid instrument legally binding on the Issuers, the Subsidiary Guarantors and the Trustee, in accordance with its terms, have been duly done and performed;

          NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Issuers, the Subsidiary Guarantors and the Trustee covenant and agree for the equal and proportionate benefit of the respective Holders of the Notes as follows:

ARTICLE 1

          Section 1.01.  This Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

          Section 1.02.  This Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Issuers, the Subsidiary Guarantors and the Trustee.

ARTICLE 2

          From this date, in accordance with Section 4.13 and by executing this Supplemental Indenture, the Guarantors whose signatures appear below are subject to the provisions of the Indenture to the extent provided for in Article 10 thereunder.

ARTICLE 3

          Section 3.01.  Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture.

          Section 3.02.  Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

          Section 3.03.  THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          Section 3.04.  The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.

[NEXT PAGE IS SIGNATURE PAGE]

          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.

ATLAS PIPELINE PARTNERS, L.P.

BY:	ATLAS PIPELINE PARTNERS GP, L.L.C., ITS GENERAL PARTNER

By:	/s/ Michael Staines
Name: Michael Staines Title: President and Chief Operating Officer

ATLAS PIPELINE FINANCE CORPORATION

By:	/s/ Michael Staines Name: Michael Staines
Title: President and Chief Operating Officer

SUBSIDIARY GUARANTORS:
NOARK PIPELINE SYSTEM, LIMITED PARTNERSHIP
By:	ATLAS ARKANSAS PIPELINE LLC AND MID- CONTINENT ARKANSAS PIPELINE, LLC, ITS GENERAL PARTNERS

By:	ATLAS PIPELINE MID-CONTINENT, LLC, THEIR SOLE MEMBER

By:	ATLAS PIPELINE OPERATING PARTNERSHIP, L.P., ITS SOLE MEMBER

By:	ATLAS PIPELINE PARTNERS GP, LLC, ITS GENERAL PARTNER

By:	/s/ Michael Staines
Name: Michael Staines Title: President and Chief Operating Officer

MID-CONTINENT ARKANSAS PIPELINE, LLC

By:	ATLAS PIPELINE MID-CONTINENT, LLC, ITS SOLE MEMBER

By:	ATLAS PIPELINE OPERATING PARTNERSHIP, L.P., ITS SOLE MEMBER

ATLAS PIPELINE PARTNERS GP, LLC, ITS GENERAL PARTNER

By:	/s/ Michael Staines
Name: Michael Staines Title: President and Chief Operating Officer

NOARK ENERGY SERVICES, L.L.C. OZARK GAS GATHERING, L.L.C. OZARK GAS TRANSMISSION, L.L.C.

By:	NOARK PIPELINE SYSTEM, LIMITED PARTNERSHIP

By:	ATLAS ARKANSAS PIPELINE LLC AND MID- CONTINENT ARKANSAS PIPELINE, LLC, ITS GENERAL PARTNERS

By:	ATLAS PIPELINE MID-CONTINENT, LLC, THEIR SOLE MEMBER

By:	ATLAS PIPELINE OPERATING PARTNERSHIP, L.P., ITS SOLE MEMBER

By:	ATLAS PIPELINE PARTNERS GP, LLC, ITS GENERAL PARTNER

By:	/s/ Michael Staines
Name: Michael Staines Title: President and Chief Operating Officer

WACHOVIA BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Steven A. Finklea Name: Steven A. Finklea, CCTS Title: Vice President